UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PEOPLE’S UTAH BANCORP

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PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLE’S UTAH BANCORP

May 23, 2018

TO THE SHAREHOLDERS OF PEOPLE’S UTAH BANCORP:

The annual meeting of the shareholders (the “Annual Meeting”) of People’s Utah Bancorp (the “Company” or “PUB”) will be held on May 23, 2018, at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah 84003. The Annual Meeting will convene at 8:00 a.m. Mountain Daylight Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect four members to the Board of Directors to serve until the third annual meeting following the director’s election or until the director’s successors are duly elected and qualified;

2.	to ratify the selection of Moss Adams LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common shares as of the close of business on March 29, 2018 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote.

The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report for the fiscal year ended December 31, 2017, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be held May 23, 2018:

The proxy statement, notice of annual meeting, and annual report to shareholders are available at www.proxydocs.com/pub or from our Investor Relations website at www.peoplesutah.com.

PEOPLE’S UTAH BANCORP BY ORDER OF THE BOARD OF DIRECTORS /s/Randall D Benson
American Fork, Utah, April 13, 2018	Randall D Benson, Secretary

PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

PROXY STATEMENT

PEOPLE’S UTAH BANCORP

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of People’s Utah Bancorp, a Utah corporation (the “Company” or “PUB”), for use at the annual meeting of the shareholders (the “Annual Meeting”) to be held May 23, 2018 at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah 84003 at 8:00 a.m., Mountain Daylight Time. Directions to the annual meeting can be obtained by calling PUB at (801) 642-3998.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S SHAREHOLDERS ON OR ABOUT APRIL 13, 2018.

At the Annual Meeting, the shareholders of the Company will be asked to vote on two proposals:

Proposal 1—The annual election of four directors to serve on the Company’s Board of Directors.

Proposal 2—The ratification of the selection of Moss Adams LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018.

A proxy for use at the Annual Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1 and FOR the ratification of the selection of Moss Adams LLP the Company’s independent registered public accountants for the next year.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

March 29, 2018 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 18,674,232 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter submitted to a vote of the shareholders at the Annual Meeting.

A majority of the holders of the common shares outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the four candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the action.   Abstentions will have the same effect as votes against the proposal. Because Proposal 2 is a non-routine matter, there will not be any broker non-votes for this proposal.

VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 22, 2018.

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 22, 2018.

The Company

People’s Utah Bancorp (“PUB” or the “Company”) is a Utah registered bank holding company organized in 1998. The Company operates all business activities through its wholly-owned banking subsidiary, People’s Intermountain Bank (“PIB” or the “Bank”).   Products and services are offered primarily through 25 retail branches located throughout Utah and southern Idaho.   PIB has three banking divisions, Bank of American Fork (“BAF”), Lewiston State Bank (“LSB”), and People’s Town & Country Bank (“TCB”); a leasing division, GrowthFunding Equipment Finance (“GEF”); and a mortgage division, People’s Intermountain Bank Mortgage (“PIM”). Prior to the formation of PUB, BAF operated as a stand–alone entity. References in this Proxy Statement to positions held with the Company by directors and officers refer to BAF until 1998 and PUB thereafter unless otherwise noted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the third annual meeting following his or her election or until his or her successors are duly elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the four nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The four candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below.

		Director
Name	Age	Since	Position with PUB
Paul R. Gunther	77	1998	Director (Class II), Chairman of the Board
R. Brent Anderson	70	2007	Director (Class II)
Douglas H. Swenson	68	2013	Director (Class II)
Len E. Williams	59	2017	Director (Class II), President & Chief Executive Officer

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

A description regarding the business experience and qualifications of each nominee for election to the Board of Directors can be found in the section titled Directors and Other Executive Officers contained herein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on April 3, 2018 (the “Auditor Current Report”), following a competitive review process of independent registered public accounting firms, on March 28, 2018 the Audit Committee dismissed Tanner LLC as the Company’s independent auditor, effective after the filing of the Company’s first quarter Form 10-Q. Tanner LLC audited the Company’s financial statements as of December 31, 2017 and 2016 and for the three years ended December 31, 2017.

The audit reports of Tanner LLC on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through March 28, 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Tanner LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Tanner LLC’s satisfaction, would have caused Tanner LLC to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Tanner LLC with a copy of the disclosures in the Auditor Current Report prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that Tanner LLC furnish it with a letter addressed to the SEC stating whether Tanner LLC agrees with the statements made by the Company regarding Tanner LLC in this Report and, if not, stating the respects in which it does not agree. A copy of Tanner LLC’s letter dated March 30, 2018 to the SEC was filed as Exhibit 16.1 to the Auditor Current Report.

In addition, as disclosed in the Auditor Current Report, on March 28, 2018, the Audit Committee made the decision to engage Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to completion of Moss Adam’s standard client acceptance procedures. During the Company’s two most recent fiscal years ended December 31, 2016 and 2017, and during the subsequent interim period through March 28, 2018, neither the Company, nor anyone on its behalf, consulted Moss Adams regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

We are asking the shareholders to ratify the selection of Moss Adams LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  Representatives of Tanner LLC will not be present at the Annual Meeting.  A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Moss Adams LLP. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.

 PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LLC. The Audit Committee has determined that the fees paid to Tanner LLC for services are compatible with maintaining Tanner LLC’s independence as our auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Tanner LLC for the audit of our annual financial statements for 2017 and 2016, and fees billed for other services rendered by Tanner LLC during those periods.

	2017	2016
Audit fees (1)	$242,223	$207,875
Audit related fees (2)	23,503	14,000
Tax fees (3)	-	-
	$265,726	$221,875

(1)

Audit Fees consist of fees billed for the audit of the Company’s annual financial statements, reviews of the financial statements included in our quarterly reports on Form 10-Q, audits of internal controls as required pursuant to Sarbanes Oxley, and services in connection with the Company’s various statutory and regulatory filings.

(2)

Audit related fees billed by Tanner LLC during 2017 were related to the review of proxy materials associated with the Town & Country Bank merger and an audit of our employee benefit plan.  Audit-related fees in 2016 were related to an audit of our employee benefit plan.

(3)	There were no fees incurred for tax services to Tanner LLC. The Company uses a third party other than Tanner LLC for tax preparation services.

All the services noted above were approved in advance by the Company’s Audit Committee in accordance with the requirements of the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with management and has discussed with Tanner LLC the matters required to be discussed by Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Tanner LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2017 be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017.

Submitted by:

R. Brent Anderson, Chairman

Deborah S. Bayle

Douglas H. Swenson

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF MOSS ADAMS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Directors and Other Executive Officers

The following table and descriptions below set forth certain information regarding our directors and executive officers.

		Director
Name	Age	Since	Position with PUB
Paul R. Gunther	77	1998	Director (Class II), Chairman of the Board
Dale O. Gunther	79	1998	Director (Class III), Vice Chairman of the Board
Len E. Williams	59	2017	Director (Class II), President & Chief Executive Officer
David G. Anderson	62	1998	Director (Class I), Executive Vice President & Chief Credit Officer
Fred W. Fairclough, Jr.	68	2000	Director (Class I)
Richard T. Beard	65	2004	Director (Class III)
Wolfgang T. N. Muelleck	68	2004	Director (Class III)
R. Brent Anderson	70	2007	Director (Class II)
Douglas H. Swenson	67	2013	Director (Class II)
Deborah S. Bayle	66	2014	Director (Class I)
Jonathan B. Gunther	42	2017	Director (Class I)
Matthew S. Browning	45	2017	Director (Class III)
Mark K. Olson	54	—	Executive Vice President & Chief Financial Officer
Rick W. Anderson	63	—	PIB President/Chief Operations Officer
Lane E. Wilson	64	—	Senior Vice President/Chief Sales Officer
Erich S. Sontag	59	—	Senior Vice President/Commercial Banking

Paul R. Gunther has served as a director of the Company since 1998 and as Chairman of the Board since 2003. Prior to PUB being formed he was a director of BAF since 1984. From 1989 to 2014 he served as Plan Administrator to various businesses in bankruptcy, principally in the retailing industry, after which he retired. He holds a Master’s of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in Humanities from Brigham Young University. Paul R. Gunther and Dale O. Gunther are brothers. Jonathan B. Gunther is a nephew of Paul R. Gunther and Dale O. Gunther.  Mr. Gunther brings extensive experience and expertise in serving as chairman of the board and director, executive-level leadership in finance and strategic business decision making to the Board.

Dale O. Gunther has served as director of the Company since 1998 and as Vice Chairman since 2006. Prior to PUB being formed he was a director of BAF since 1971. He served as President and CEO of the Company from 1988 to 2005, after which he retired. He currently serves as a member of the Compensation Committee, and the Nominating and Governance Committee. He is President, Chief Executive Officer, and a member of the board of Alpine Financial LLC. He holds a Bachelor of Science degree in Finance and Banking from Brigham Young University and is a graduate of Pacific Coast Banking School. Dale O. Gunther and Paul R. Gunther are brothers. Jonathan B. Gunther is a nephew of Paul R. Gunther and Dale O. Gunther.  Mr. Gunther brings leadership skills, his long career in the banking industry in various executive positions in the Company and the Utah Bankers Association and brings valuable knowledge of local real estate trends to the Board.

Len E. Williams has served as a director of the Company since March 2017.  On January 2, 2018, Mr. Williams became the Company’s President and Chief Executive Officer.  Mr. Williams is the former Director, President and Chief Executive Officer of Home Federal Bancorp, a public company.  He remained in that position until the company was sold in 2014, after which he retired until his employment with the Company.  Mr. Williams has over 35 years of successful commercial banking experience serving in many regional and national bank leadership roles.  Mr. Williams holds a M.B.A from the University of Washington and is a graduate of the Pacific Coast Banking School.  Mr. Williams brings a strong banking and commercial lending background, mergers and acquisitions, and public company experience.

David G. Anderson has served as a director of the Company since 1998. Prior to PUB being formed he was a director of BAF since 1988. He has served as Senior Vice President and Chief Credit Officer since November 2013, Senior Vice President, Loan Administration since 2004, and has been with the Company since 1973. He holds a Bachelor of Science degree in Business Management from Brigham Young University and is a graduate of the Pacific Coast Banking School.

David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Anderson brings over 40 years of banking experience as a lending executive including extensive knowledge of local real estate development and markets to the Board.

Fred W. Fairclough, Jr. has served as a director of the Company since 2000. He was a consultant from 1998 to 2017 to Bonneville Real Estate Capital, formerly known as Bonneville Mortgage Company, a Salt Lake City, Utah commercial mortgage banking firm he co-founded in 1976. He currently serves on the Board of Directors at various community organizations. He served as a director of Advanta Bank Corp. from 2000 to 2010. In 2009, the FDIC issued an order to cease and desist and an order for restitution to Advanta. In 2010, Advanta was seized by the FDIC and liquidated. He obtained his Bachelor of Science degree in Marketing from the University of Utah in 1971. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Fairclough brings experience as an executive in the commercial real estate lending industry, a director of numerous boards and, extensive knowledge of local real estate development and business markets to the Board.

Richard T. Beard has served as director of the Company since 2004.  He served as Chief Executive Officer and President of PUB since January 2006 until he retired on January 2, 2018.  He served on the Federal Deposit Insurance Corporation Community Bank Advisory Board in Washington D.C.  He has served as a member of the Board of Directors of the Utah Bankers Association. He also served as a director on the Board of the Utah Community Reinvestment Corporation, funding low income housing in Utah and the Board of the Utah Department of Financial Institutions, appointed by the Governor of Utah. He has been a Past Chairman of the Board of Directors of Western Independent Bankers, based in San Francisco, California.  He holds a Juris Doctor degree from the University of Utah College of Law and a Bachelor of Science degree in Political Science from the University of Utah. He is also a graduate of the Pacific Coast Banking School. Mr. Beard brings extensive expertise and experience to the Board from 26 years in the legal profession advising clients in various industries, including the Company, on mergers and acquisitions, securities matters and his 13 years of experience as the former President and CEO of the Company advising the Board on strategic matters.

Wolfgang T. N. Muelleck has served as a director of the Company since 2004. He served as Executive Vice President and Chief Financial Officer of PUB from January 2004 until he retired on January 2, 2018.  He currently serves as the Company’s Chairman of the Enterprise Risk Management Committee and as a director of a California-based business services company. He previously served on the advisory committee to the Federal Home Loan Bank of Des Moines. He was a partner with Ernst & Young serving various publicly held clients. He holds a Master’s degree in Business Administration from the University of Utah and a Bachelor of Science degree in Accounting from Brigham Young University and is a member of the American Institute of Certified Public Accountants (AICPA). Mr. Muelleck brings experience and expertise to the Board from his 20 year career as a director and financial executive in the banking industry, negotiating and managing mergers and acquisitions, and his 15 year career in public accounting auditing and advising clients in public company matters.

R. Brent Anderson has served as a director of the Company since 2007. He is currently serving as Chairman of the Audit and Compliance Committee, and as a member of the Compensation Committee, the Enterprise Risk Management Committee, and Nominating and Governance Committee.  He is currently retired. He holds a Bachelor’s degree in Accounting from Weber State University and is a member of the American Institute of Certified Public Accountants (AICPA) and is a Certified Public Accountant.  Mr. Anderson brings extensive experience and expertise as a former audit partner in an international public accounting firm serving a number of financial institutions, his experience as a previous chairman of the audit committee and director of another financial institution and executive-level experience to the Board.

Douglas H. Swenson has served as a director of the Company since 2013. He served previously as a director of LSB since 2004 and Chairman of LSB since 2010.  He is currently serving as Chairman of the Compensation Committee and on the Audit and Compliance Committee.  He is on the Board of Directors and is currently the Executive Vice President and Chief Financial Officer of Jack’s Tire and Oil, Inc. where he has served since 1998.  He is also a member of the board of directors of Vision Insurance Company in connection with the Jack’s Tire and Oil, Inc. insurance program.  He also serves as a trustee for Logan Regional Hospital. He is a Certified Public Accountant with 40 years of experience and is a member of the AICPA.  He is a graduate of Brigham Young University with a Bachelor of Science degree in Accounting.  Mr. Swenson brings experience and expertise as a former audit partner in a public accounting firm, as a financial executive in the trucking services industry and as a former chairman of the Board of Lewiston State Bank.

Deborah S. Bayle has served as a director of the Company since 2014 and serves as the Chairperson of the Nominating and Governance Committee, as a member of the Audit and Compliance Committee and the Compensation Committee. She retired as the President and CEO of United Way of Salt Lake after 16 years of service in 2016. She is currently a consultant to non-profit organizations. She currently serves on the Board of Directors or Committees of various community organizations. She previously spent six years as director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco. She is an alumnus of Weber State University. Ms. Bayle brings extensive experience in executive-level leadership and innovation, and strategic business decision-making to the Board.

Jonathan B.  Gunther was elected as a director of the Company in May 2017.  Jonathan is a member of the Nominating and Governance Committee and the Enterprise Risk Management Committee.  Jonathan is the nephew of Paul R. Gunther and Dale O. Gunther.  He holds a Doctor of Medicine degree from Columbia University, and is Board-certified in Ophthalmology and holds a B.S degree in Finance from Brigham Young University. He has been a practicing physician since 2005, President of Excel Eye Center and a partner/manager of various commercial office buildings.   Mr. Gunther brings experience in executive management and commercial real estate to the Board.

Matthew S. Browning was elected a director of the Company  in July 2017. Since 2014, Mr. Browning has served as COO of Snap! Finance, a technology-based, alternative-financial-services company. Prior to Snap! Finance, he served as President of Target Bank, the issuer of credit cards and gift cards for Target, the national retailer, from 2007-2012. He has more than 20 years of strategy, finance and operations experience from his roles in general management, corporate strategy, consulting, turnaround work, and investment banking. While his experience spans many industries, he brings particular expertise in the nexus of financial services and technology. Mr. Browning has served in leadership roles of state and national banking trade associations. He holds an MBA from the University of Chicago, Booth School of Business, a B.S. in Business from the University of Southern California, and he completed the Stonier Graduate School of Banking program at Wharton.  Mr. Browning brings leadership and management experience along with his many years of financial services and related technologies experience to the Board.

Other Executive Officers

Mark K. Olson has served as Executive Vice President and Chief Financial Officer of the Company since January 2, 2018.  Mr. Olson has more than 28 years of financial services and public accounting experience, and has held a number of senior financial management positions.  Most recently, Mr. Olson served as EVP and CFO of California Republic Bank in Newport Beach, CA until its sale to Mechanics Bank in 2016, after which in 2017 Mr. Olson joined PIB as Executive Vice President and Chief Financial Officer.  Prior to California Republic Bank, Mr. Olson was EVP and CFO at Heritage Oaks Bank in Paso Robles, CA.  Prior to Heritage Oaks Bank, Mr. Olson was EVP and CFO at Santa Barbara Bank & Trust, in Santa Barbara, CA until it was sold to Union Bank.  Prior to Santa Barbara Bank & Trust, Mr. Olson was VP and Finance Director at Goldman Sachs Bank in Salt Lake City, UT.  Prior to Goldman Sachs Bank, Mr. Olson held a number of senior financial positions at Western Financial Bank until it was sold to Wachovia Corporation.  Mr. Olson is a Certified Public Accountant and a member of the AICPA. He is a graduate of Utah State University with a Bachelor’s degree in Accounting.

        Rick W. Anderson has served as President and Chief Operations Officer of PIB, the banking subsidiary of PUB since 2016 and has been with the Company since 2007. He has been in the banking industry for over 37 years, having served as Chief Financial Officer and Chief Operating Officer of Far West Bank before it was acquired by another banking organization in 2006.  He holds a Bachelor of Science degree in Business Management from Brigham Young University.

Lane E. Wilson has served as Senior Vice President, Chief Sales Officer of PIB since April 2013. Previously he served as Regional Senior Vice President, Southern Region from 2004 to 2013. He has over 30 years of banking experience, primarily in the residential mortgage business, commercial real estate and construction lending. He attended Brigham Young University and was a graduate of the Graduate School of Banking at Colorado.

Erich S. Sontag has served as Senior Vice President, Commercial Lending of PIB since October 2017.  Mr. Sontag has more than 32 years in the financial services sector.  Previously, Mr. Sontag served as Regional President and Division Manager of Banner Bank.  Prior to Banner Bank, Mr. Sontag was Northern Utah President and Executive Vice President of Wells Fargo Bank. Mr. Sontag has held other positions in banking including Vice President at First Security Bank.  Mr. Sontag is a Certified Public Accountant and Real Estate Broker.  He has a M.B.A. from the University of Utah and a Bachelor of Science degree in Economics and Accounting from Eastern Oregon State University.

Composition and Classification of Our Board of Directors

Our Amended and Restated Bylaws currently allow for up to fifteen seats on our Board of Directors, twelve of which are currently authorized by our Board. Pursuant to our Articles, our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our annual meetings of shareholders in 2020, 2018 and 2019, respectively. At each annual meeting of shareholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors serving on our Board of Directors.

Our Board of Directors is currently led by its chairman, Paul Gunther. We believe it is currently in the best interest of the Company and its shareholders to have a person other than our Chief Executive Officer serve in such capacity.

Meetings of the Board of Directors and Its Committees

During 2017, our Board of Directors held 12 regular meetings, two special meetings, and one strategic planning meeting. No incumbent director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member. Although we do not have a formal policy of requiring directors to attend the annual shareholders meeting, all directors attended the 2017 annual meeting of shareholders held on May 17, 2017.

Corporate Governance

We will continue to focus on good corporate governance practices. NASDAQ rules define who may be considered an “independent” director and require independent directors to meet periodically in executive session. In addition, PUB has a Code of Ethics and Business Conduct, which is available on our website at www.peoplesutah.com or by contacting Mark K. Olson, PUB’s Chief Financial Officer, at (801) 642-3998. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

Independence of Directors

Under the listing requirements of The NASDAQ Capital Market, a majority of our Board of Directors must be comprised of independent directors. Our Board of Directors has determined that a majority of our directors are independent as defined under NASDAQ Stock Market Rules.

Our Board of Directors conducts an annual review of director independence. During this review, our Board of Directors considers transactions and relationships during the prior year between each director or any member of his or her immediate family and PUB and its subsidiaries, affiliates and equity investors, including those reported under “Certain Relationships and Related Party Transactions” below. Our Board of Directors also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, our Board of Directors has affirmatively determined that the following directors and director nominee are independent under NASDAQ Stock Market Rules and under PUB’s general standard of independence: Paul R. Gunther, Dale O. Gunther, Jonathan B. Gunther, Deborah S. Bayle, R. Brent Anderson, Douglas H. Swenson and Matthew S. Browning.  The remaining directors were determined to not be independent.

Director Qualifications

PUB’s corporate governance guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and shareholder nominees are evaluated in the same manner. Generally, the Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director.

Although we do not have a formal diversity policy, criteria that will be considered include expertise currently desired on our Board of Directors, geography, diversity, finance or financial service industry experience, ethical standards and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine whether they meet the required standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

Pursuant to our Corporate Governance Guidelines, directors of PUB may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which PUB or any of its affiliated entities has operations while serving as our director.

Shareholder Nominations

The Nominating and Governance Committee, which is responsible for the nomination of candidates for appointment or election to the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by our shareholders. Generally speaking, the manner in which the Nominating and Governance Committee evaluates nominees for director recommended by a shareholder will be the same as for nominees from other nominating sources. However, the Nominating and Governance Committee will seek and consider information concerning the relationship between a shareholder’s nominee and that shareholder to determine whether the nominee can effectively represent the interest of all shareholders. Shareholders wishing to make such recommendation to the Nominating and Governance Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

People’s Utah Bancorp

C/o Randall D Benson, Secretary

1 East Main Street

American Fork, UT 84003

Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Compensation Committee, the Nominating and Governance Committee, the Audit and Compliance Committee and the Enterprise Risk Management Committee. Our Board of Directors also may establish such other committees, as it deems appropriate, in accordance with applicable law and regulations and our corporate governance policies. Information with respect to each of these committees is set forth below.

Compensation Committee. The Compensation Committee consists of Douglas H. Swenson as Chairman, with Dale O. Gunther, Deborah S. Bayle and R. Brent Anderson as members. The Board of Directors has determined that all of the members of the Compensation Committee are independent directors as defined under NASDAQ Stock Market Rules. The Compensation Committee acts under a written charter adopted by the Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, and our incentive compensation and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s and Chief Financial Officer’s compensation and evaluates the Chief Executive Officer’s and Chief Financial Officer’s performance in light of those goals and objectives. Additionally, the Compensation Committee reviews and approves the compensation of all other executive officers. Within its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the committee.  During fiscal 2016, the Compensation Committee engaged McLagan as a compensation consultant.  This compensation consultant provided information to the Compensation Committee regarding long-term incentive plans, executive compensation and director compensation that were used as components of the overall mix of information used to evaluate our compensation plans.  The Compensation Committee reviewed its relationship with McLagan and has determined that its work has not raised any conflicts of interest.  This committee met nine times in 2017.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Deborah S. Bayle as Chairperson, with Dale O. Gunther, Jonathan B. Gunther and R. Brent Anderson as members. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ Stock Market Rules. The Nominating and Governance Committee acts under a written charter adopted by the PUB Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance.

In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. This committee met nine times in 2017.

Audit and Compliance Committee. The Audit and Compliance Committee of PUB consists of R. Brent Anderson serving as Chairman, and Deborah S. Bayle and Douglas H. Swenson serving as members, each of whom have been determined by the Board of Directors to be independent directors as defined under NASDAQ Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Anderson and Mr. Swenson are each an “audit committee financial expert,” as defined by the rules and regulations of the SEC. A summary of Mr. Anderson’s and Mr. Swenson’s relevant experience and qualifications can be found in the section labelled “Directors and Executive Officers” contained herein.

The Audit and Compliance Committee acts under a written charter adopted by PUB’s Board of Directors, which charter can be obtained on our website www.peoplesutah.com. The Audit and Compliance Committee is primarily responsible for monitoring the integrity of PUB’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and public disclosure of financial information; monitoring the independence and performance of PUB’s independent registered public accountants and internal auditing department; and maintaining free and open communication between the Audit and Compliance Committee, the independent auditors, management, the internal auditing department, and the Board of Directors. It also reviews all potential affiliated transactions from outside vendors and between the affiliates to determine compliance with regulatory rules. This committee met 12 times in 2017.

Enterprise Risk Management Committee. The Enterprise Risk Management Committee consists of Wolfgang T. N. Muelleck as Chairman, R. Brent Anderson and Jonathan B. Gunther.   The committee oversees all major risk areas of PUB. The Committee acts under a written charter adopted by the PUB Board of Directors. The committee is tasked with reviewing all material risks to PUB and the Bank and reviewing risk mitigation policies. This committee met four times in 2017.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2017, our Compensation Committee consisted of Douglas H. Swenson, Dale O. Gunther, Deborah S. Bayle and R. Brent Anderson. No Compensation Committee members have at any time been an officer or associate of PUB, except for Dale O. Gunther. None of the members of our Compensation Committee has had any relationship with us of the type that is required to be disclosed as a related party transaction under Item 404 of Regulation S-K, except as otherwise disclosed in this proxy statement. In addition, none of our executive officers serves or has served as a member of our Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Communications with Directors

We have not adopted a formal process for shareholder communications with the Board of Directors. We believe it is appropriate to not have a formal process for shareholder communications with the Board of Directors, because historically we have received such shareholder communications very infrequently. Nevertheless, we have tried to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board of Directors has been good. A shareholder may submit any communication with directors to us at our corporate offices, to the attention of Len E. Williams, President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board established the Enterprise Risk Management Committee to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Enterprise Risk Management Committee seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors through the Enterprise Risk Management Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures and expects frequent updates from management about the Company’s most significant risks to enable it to evaluate whether management is responding appropriately.

In addition to the Enterprise Risk Management Committee, our Board of Directors relies on each of its other committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit and Compliance Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board of Directors to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. All of the board committees are required to make regular reports of its actions and any recommendations to the Board of Directors, including recommendations to assist the Board of Directors with its overall risk oversight function.

Director Compensation

We believe that our director compensation packages enable us to successfully recruit and retain talented directors of the caliber needed to effectively direct PUB. We also believe that director compensation should serve to solidify the alignment of the shareholders’ interests with that of our Board of Directors and relate to our success.

During 2017, our chairman received $7,450 per month for his service as chairman of the board and the various committees on which he serves. Our other non-employee directors received a monthly retainer of $1,300 and additional fees for committees ranging from $150 to $500 per meeting on which they serve and for those they chair the fees range from $3,000 to $7,000. In addition, except for our chairman, all directors received $1,400 for each monthly board meeting attended.  Beginning in 2018, only non-employee directors will receive board fees.

The following table sets forth for the year ended December 31, 2017, the compensation paid or awarded by PUB to each person who was a director on December 31, 2017.

	Fees
	Earned or
	Paid in	Stock	Option	All Other	Total
Name (1)	Cash	Awards (2)	Awards (2)	Compensation	Compensation
Paul R. Gunther (3)	$89,400	$15,008	$-	$-	$104,408
Dale O. Gunther (4)	51,400	15,008	-	-	66,408
Len E. Williams (5)	18,350	281,408		-	299,758
Fred W. Fairclough, Jr. (6)	36,350	15,008	-	-	51,358
David G. Anderson (7)	16,800		-	-	16,800
R. Brent Anderson (8)	53,400	15,008	-	-	68,408
Douglas H. Swenson (9)	49,400	15,008	-	-	64,408
Deborah S. Bayle (10)	48,900	15,008	-	-	63,908
Jonathan B. Gunther (11)	24,100	-	17,494	-	41,594
Matthew S. Browning (12)	16,200	-	15,001	13,800	45,001
(1)	Richard Beard and Wolfgang Muelleck are omitted from this table because their compensation is set forth in the Summary Compensation Table.
(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or Restricted Stock Units (“RSU’s”) granted. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our consolidated financial statements.

(3)

Paul Gunther received RSU’s for 560 common shares on July 1, 2017, which vests over one year and had a grant date fair value of $26.80 per share. In addition to the RSU grant in 2017, as of December 31, 2017, Paul Gunther held option awards for 4,329 common shares.  He had aggregate deferred compensation of director’s fees of $108,000 as of December 31, 2017, which were deferred from 2011 through 2013 and in 2015.

(4)

Dale Gunther received RSU’s for 560 common shares on July 1, 2017, which vests over one year and had a grant date fair value of $26.80 per share.  In addition to the stock options issued in 2017, as of December 31, 2017, Dale Gunther held option awards for 7,720 common shares.

(5)

Len Williams received RSU’s for 560 common shares on July 1, 2017, which vests over one year and had a grant date fair value of $26.80 per share.  In connection with Mr. Williams’ appointment as the Company’s Chief Executive Officer he received RSU’s of 9,600 common shares on September 1, 2017 which vest over three years and had a grant date fair value of $27.75 per share. As of December 31, 2017, Len Williams held RSU awards for 10,160 common shares.
(6)	Fred Fairclough received RSU’s for 560 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $26.80 per share.
(7)	David Anderson held stock options for 13,200 common shares as of December 31, 2017.
(8)

Brent Anderson received RSUs for 560 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $26.80 per share. In addition to the RSU’s issued in 2017, as of December 31, 2017, Brent Anderson also held option awards for 22,000 common shares.

(9)

Douglas Swenson received RSUs for 560 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $26.80 per share.  In addition to the stock options issued in 2017, as of December 31, 2017, Douglas Swenson held option awards for 4,329 common shares.

(10)

Deborah Bayle received RSUs for 560 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $26.80 per share. In addition to the RSU’s issued in 2017, as of December 31, 2017, Deborah Bayle held option awards for 8,004 common shares.

(11)	Jonathan Gunther received a stock option grant for 4,373 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $4.00 per share.
(12)

Matthew Browning received a stock option grant for 3,750 common shares on July 1, 2017, which vest over one year and had a grant date fair value of $4.00 per share.   In addition to the stock options granted in 2017, Matthew Browning held option awards for 8,800 common shares.  Additionally, Mr. Browning has a consulting agreement with the Company wherein he received $13,800 in consulting fees during 2017 related to Financial Services technology.

Deferred Compensation Plan

In 2012, we adopted a deferred compensation plan for our directors. Under the deferred compensation plan, directors can make an irrevocable election to defer up to 100% of their director fees in any given year. These deferred fees are fully vested and nonforfeitable, and such fees will be paid to the director upon the conclusion of the director’s service on the board. Deferred fees will earn interest at no less than three percent per annum and in the same manner as provided by the Company on certificates of deposit issued by the Company for a period of 12 months. As of December 31, 2017, the aggregate amount of deferred director compensation was $158,400.

Executive Compensation

Summary Compensation Table

The table below sets forth the compensation of our named executive officers.

					Non-Equity	All
			Stock	Option	Incentive Plan	Other
Name and Principal Positions	Year	Salary (1)	Awards (2)	Awards (2)	Compensation (3)	Compensation (4)	Total
Richard T. Beard,	2017	$408,642	-	-	$245,185	$54,787	$708,614
Director, President and Chief Executive Officer	2016	396,740	-	-	208,000	56,236	660,976
Wolfgang T. N. Muelleck,	2017	259,384	-	-	116,723	49,587	425,694
Director and Executive Vice President, Chief Financial Officer	2016	251,829	-	-	110,000	50,300	412,129
Rick W. Anderson	2017	210,000	-	-	94,500	30,742	335,242
PIB President and Chief Operations Officer
(1)

The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to employee 401(k) and profit sharing plans.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or RSUs granted. There were no stock or option awards granted during 2016 or 2017 to these officers.

(3)	Non-equity incentive plan compensation includes cash awards granted at the discretion of the Board of Directors for achieving certain performance-based criteria.
(4)

The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, that are generally available to salaried associates and do not discriminate in scope, terms and operation. The figure shown for each named executive officer also includes employer 401(k) contributions, profit sharing, and director fees. Director fees in 2017 for employee directors were $16,800 each for Richard Beard and David Anderson, and $22,800 for Wolfgang Muelleck. Richard Beard elected to defer all $16,800 of his director fees in 2017 under the terms of the Deferred Compensation Plan.

Employment Agreements

We have entered into employment agreements with Richard T. Beard and Wolfgang T. N. Muelleck, which are described below. Subsequent to December 31, 2017, both Richard T. Beard and Wolfgang T. N. Muelleck retired from the Company and Len E. Williams and Mark K. Olson became Chief Executive Officer and Chief Financial Officer, respectively.  We have entered into employment agreements with Messrs. Williams and Olson, which are described below.  We have not entered into an employment agreement with Rick W. Anderson.

Richard T. Beard

We originally entered into an employment agreement with Mr. Beard, our former Chief Executive Officer, in 2004. We entered into a new employment agreement on January 1, 2015 in order to secure his service as Chief Executive Officer and President of PUB and Chief Executive Officer of PIB. This employment agreement was terminated when Mr. Beard retired from the Company.  For 2017, the Board set the minimum annual salary of Mr. Beard at $408,642, which is adjusted annually. The employment agreement provides for participation in a bonus based primarily on performance criteria, which for 2017 was $245,185 or 60.0% of salary. The Compensation Committee sets the bonus. In addition, his compensation includes 100% of all medical and dental insurance premiums for himself, his spouse and his children under age 26. In addition, Mr. Beard receives the matching 401(k) grants from us as well as his share of any profit-sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.  Mr. Beard retired from the Company on January 2, 2018.

Wolfgang T. N. Muelleck

We entered into an employment agreement with Mr. Muelleck, our former Chief Financial Officer, in 2014, in order to secure his service as Chief Financial Officer of PUB and PIB. This employment agreement was terminated when Mr. Muelleck retired from the Company.  For 2017, the Board set the annual salary of Mr. Muelleck at $259,384, which is adjusted annually. The employment agreement provides for participation in a bonus based primarily on performance criteria, which for 2017 was $116,723 or 45.0% of salary. The Compensation Committee sets the bonus. In addition, Mr. Muelleck receives health insurance benefits, matching 401(k) grants from us as well as his share of any profit sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.  Mr. Muelleck retired from the Company on January 2, 2018.

Len E. Williams

We entered into an employment agreement with Mr. Williams in order to secure his service as Chief Executive Officer and President of PUB beginning on January 2, 2018.  This employment agreement was effective on August 1, 2017 (“Effective date”), and expires on the third anniversary of the Effective date, provided that on each anniversary of the Effective date the term would be automatically extended for an additional twelve month period, unless terminated with a 90-day notice by either party.  For 2018, the Board set the minimum annual salary of Mr. Williams at $423,800, which will be adjusted annually. The employment agreement provides for participation in a bonus based primarily on performance criteria, which is set by the Compensation Committee, ranging from 20% to 60% of his base salary. The Compensation Committee approves the annual bonus.  In addition, Mr. Williams receives health insurance benefits, matching 401(k) grants from us as well as his share of any profit sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. Severance benefits of his then-current base salary and minimum 20% annual bonus for eighteen months would be payable to Mr. Williams if he is involuntarily terminated without cause or if he resigns for good reason.  If we terminate the employment agreement without cause within twelve months following a change in control of PUB, Mr. Williams would be entitled to the payment of one year of his then-current base salary and a minimum 20% annual bonus of his then-current base salary.

A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Mark K. Olson

We entered into an employment agreement with Mr. Olson on August 24, 2016 in order to secure his service as the Company’s Chief Financial Officer beginning on January 2, 2018.  For 2018, the Board set the minimum annual salary of Mr. Olson at $250,000, which will be adjusted annually. The employment agreement provides for participation in a bonus based primarily on performance criteria, set by the Compensation Committee, ranging from 15% to 45% of his base salary. The Compensation Committee approves the annual bonus.  In addition, Mr. Olson receives health insurance benefits, matching 401(k) grants from us as well as his share of any profit sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. However, severance benefits of his then-current base salary and minimum 20% annual bonus for one year would be payable to Mr. Olson if he is involuntarily terminated without cause or if he resigns for good reason.  If we terminate the employment agreement without cause within twelve months following a change in control of PUB, Mr. Olson would be entitled to the payment of one year of his then-current base salary and minimum 20% annual bonus of his then-current base salary.  A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding share options and similar equity compensation grants outstanding as of December 31, 2017, whether granted in 2017 or earlier, including awards that have been transferred other than for value.

	Option Awards				Share Awards
						Market
	Number of	Number of			Number of	value of
	Shares	Shares			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock that	Stock that
	Options	Options	Exercise	Expiration	have not	have not
Name	Exercisable	Unexercisable	Price	Date	vested	vested
Richard T. Beard	57,121	-	$12.10	12/31/2024	-	-
					-	-
Wolfgang T. N. Muelleck	25,432	-	4.85	1/1/2020	-	-
	31,090	-	12.10	12/31/2024	-	-
Rick W. Anderson	14,000	-	4.85	1/1/2020	-	-
	15,978	-	12.10	12/31/2024	-	-

Equity compensation plan information

The Company currently has three equity compensation plans, People’s Utah Bancorp 2014 Incentive Plan, the People’s Utah Bancorp Amended and Restated 2008 Incentive Plan, and the People’s Utah Bancorp Incentive Plan. All three equity compensation plans were approved by the shareholders for the issuance of stock-based compensation to officers, other employees and directors. Any future awards will be granted under the 2014 Plan. There are no equity compensation plans that have not been approved by the shareholders. For additional information on outstanding stock options and non-vested restricted stock awards, see Note 11 to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K.

The following table sets forth information regarding outstanding options and shares reserved for future issuance as of December 31, 2017:

	Number of Shares to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the shareholders	584,289	$10.14	398,163

(a) Consists of 544,713 shares for stock options and 39,576 shares for restricted stock units.
(b) Excludes the impact of restricted stock units, which are exercised for no consideration.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common shares as of January 31, 2018 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding common shares;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2018 (hereinafter referred to as “Additional shares”). Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 18,571,945 common shares outstanding, plus the Additional shares attributed to that person.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o People’s Utah Bancorp, 1 East Main Street, American Fork, Utah 84003.

	Common Shares
	Beneficially
	Owned
Name and Address of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Paul R. Gunther (1)	875,593	4.71%
Dale O. Gunther (2)	639,416	3.44%
David G. Anderson (3)	629,731	3.39%
Fred W. Fairclough, Jr. (4)	474,476	2.55%
Jonathan B. Gunther (5)	222,964	1.20%
Richard T. Beard (6)	222,600	1.20%
Wolfgang T. N. Muelleck (7)	176,090	*
Rick W. Anderson (8)	57,978	*
R. Brent Anderson (9)	50,203	*
Douglas H. Swenson (10)	26,049	*
Deborah S. Bayle (11)	10,697	*
Matthew Browning (12)	5,867	*
Len E. Williams (13)	-	*
Mark K. Olson (14)	-	*
All Executive Officers and Directors as a Group (16 persons)	3,441,337	18.33% %
*	Represents beneficial ownership of less than 1%.

(1)

Paul Gunther’s ownership includes, (i) 863,544 common shares beneficially held by Paul Gunther that are held by The Paul Gunther Family LLC in which Paul Gunther is a manager and exercises shared voting power and sole investment power and (ii) 7,720 common shares held directly and (iii) 4,329 common shares that may be acquired within 60 days by exercising stock options. The address of The Paul Gunther Family LLC is 33 East Main Street, American Fork, Utah 84003.

(2)

Dale Gunther’s ownership includes, (i) 100,000 common shares held by Dale Gunther personally; (ii) 531,696 common shares held by DRG Partners Ltd. in which Dale Gunther is a managing partner and (ii) 7,720 common shares that may be acquired within 60 days by exercising stock options.

(3)

David Anderson’s ownership includes, (i) 615,184 common shares held by Davemar Holding, LLC in which David Anderson is the managing member, (ii) 1,347 common shares held directly, and (iii) 13,200 common shares that may be acquired within 60 days by exercising stock options.

(4)

Fred Fairclough’s ownership includes, (i) 66,376 common shares owned directly; (ii) 25,424 common shares held by FF Leasing, Ltd. in which Fred Fairclough is the general partner; and (iii) 382,676 common shares owned by Christine Fairclough, the spouse of Fred Fairclough. The address of FF Leasing, Ltd. is 2552 Maywood Drive, Salt Lake City, UT 84109. Fred Fairclough disclaims beneficial ownership of all shares owned by Christine Fairclough.

(5)

Jonathan Gunther’s ownership includes, (i) a beneficial owner of 167,328 common shares held by Gunther Investments LC in which Jonathan Gunther is a member and manager; (ii) 55,636 common shares held by The Living Trust of Jonathan Blaine Gunther & Lisa Peterson Gunther in which Jonathan Blaine Gunther is the trustee.

(6)

Richard Beard’s ownership includes, (i) 103,278 common shares held directly; and (ii) 86,993 common shares held by The Richard T Beard Trust for which Richard Beard serves as trustee; and (iii) 32,329 common shares that may be acquired within 60 days by exercising stock options.

(7)

Wolfgang Muelleck’s ownership includes, (i) 22,308 common shares held directly; (ii) 97,260 common shares held by The Muelleck Family Trust for which Wolfgang Muelleck serves as a trustee and shares voting power; and (iii) 56,522 common shares that may be acquired within 60 days by exercising stock options.

(8)

Rick Anderson’s ownership includes, (i) 28,000 common shares held by the Cindy B. Anderson Trust for which Rick Anderson is a trustee; and (ii) 29,978 common shares that may be acquired within 60 days by exercising stock options.

(9)

Brent Anderson’s ownership includes, (i) 4,604 common shares held by the Camille Anderson Trust for which Brent Anderson is a trustee; (ii) 23,599 common shares held directly; and (iii) 22,000 common shares that may be acquired within 60 days by exercising stock options.

(10)	Douglas Swenson’s ownership includes, (i) 21,720 common shares held directly; and (ii) 4,329 common shares that may be acquired within 60 days by exercising stock options.
(11)	Deborah Bayle’s ownership includes, (i) 2,693 common shares held directly; and (ii) 8,004 common shares that may be acquired within 60 days by exercising stock options.
(12)	Matt Browning’s ownership includes 5,867 common shares that may be acquired within 60 days by exercising stock options.
(13)

Len Williams has no beneficial ownership of common shares and has 9,600 restricted stock units which vest over three years and 560 restricted stock units, which vest in one year from the respective grant dates.  None of the restricted stock units are vested within 60 days.

(14)

Mark Olson has no beneficial ownership of common shares and has 2,437 restricted stock units which vest over three years from the grant date.  None of the restricted stock units are vested within 60 days.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, we were a participant in certain transactions and relationships with related persons as more fully described below.

Loans to Officers, Directors and Affiliates

PUB does not make loans to insiders. From time to time, the Bank makes loans to officers, directors and associates on terms permitted under Regulation O. We believe the Bank is in compliance with Regulation O and therefore, we believe we are in compliance with the Sarbanes-Oxley Act of 2002. All loans by the Bank to officers, directors or associates are made in the ordinary course of business, are of a type generally made available to the public and are on market terms no more favorable than those offered to persons not related to the Bank, except for the waiver of certain loan fees and a minor reduction in certain loan interest rates as part of a benefit program as allowed by Regulation O. This benefit is widely available to all of our officers, directors or associates of the Bank and PUB and does not give preference to any insider over the other employees. All loans the Bank makes to either our executive officers or our directors, or to the executive officers or directors of the Bank, are subject to prior approval by our Board of Directors, except where such prior approval is not required by law or by our policy. As of December 31, 2017, we had available lines of credit for loans and credit cards to insiders of $3.4 million and loans outstanding to insiders of $548,000. As of December 31, 2017, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. All such loans are currently in good standing and are being paid in accordance with their terms.

Indemnification of Officers and Directors

Pursuant to our bylaws, we may, to the fullest extent permitted by the Utah Revised Business Corporation Act, indemnify our directors and officers with respect to expenses, settlements, judgments and fines in suits (including actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action) in which such person was made a party by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Company.  No such indemnification may be given if the acts or omissions of the person are finally adjudged to be intentional misconduct or a knowing violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

We have entered into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees incurred by an executive officer or director in any action or proceeding arising out of their services as one of our executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Other Related Party Transactions

Philip Gunther is the son of Dale O. Gunther and is the Chief Credit Administration Officer of PIB. Philip Gunther received $187,253 for his services in 2017. Philip Gunther is not an executive officer of PUB.

Bruce Gunther is the son of Dale O. Gunther and is the Business Development Director of PIB. Bruce Gunther received $234,439 for his services in 2017. Bruce Gunther is not an executive officer of PUB.

With respect to these transactions, we have followed the procedures outlined below. In particular, decisions regarding compensation and equity grants were made only by disinterested persons.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA, and Regulation W (which govern certain transactions between the Bank and its affiliates) and Regulation O (which governs certain loans by us and the Bank to its executive officers, directors, and principal shareholders). The Bank and we have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

Our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. It is our policy that either the Audit and Compliance Committee or the independent directors of our Board of Directors acting, in executive session, review and approve all related party transactions, including any loans to our officers, directors and principal shareholders, as well as their immediate family members and affiliates, for potential conflicts of interest. The Audit and Compliance Committee, or the independent directors of the Board of Directors, will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to us and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Audit and Compliance Committee, or the independent directors of the Board of Directors, deem relevant. If the conflict of interest relates to any member of the Audit and Compliance Committee or any independent director of the Board of Directors, the conflicted person recuses himself or herself from all discussions relating to the conflict of interest. The Chief Executive Officer, or a senior officer designated by the Chief Executive Officer, will resolve any conflict of interest issue involving any other associate.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2019 annual meeting of shareholders. These shareholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 14, 2018, which is 120 calendar days prior to the anniversary date of when our proxy statement was released to shareholders in connection with the Annual Meeting.  Shareholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Amended and Restated Bylaws provide that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

It is recommended that shareholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The chairman of the annual meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Amended and Restated Bylaws and conditions established by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and shareholders with greater than 10 percent ownership are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We believe that all Section 16(a) filing requirements that apply to our directors and executive officers were complied with for the fiscal year ended December 31, 2017, other than William D. Marsh, a former director, Blaine C. Gunther, a former director, Fred W. Fairclough, Jr., a director, Douglas H. Swenson, a director, Len E. Williams, CEO and director, and Lane Wilson, Senior Vice President/ Chief Sales Officer, each of whom filed one report after the filing deadline due to administrative oversight.

 OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

Where You Can Find More Information

This report is available free of charge on our internet website, www.peoplesutah.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Annual Report.

PEOPLE'S UTAH BANCORP

ANNUAL MEETING OF PEOPLE'S UTAH BANCORP

1: Election of Class II Directors

	For	Withhold	Directors Recommend
01 Paul R. Gunther	☐	☐	For
02 R. Brent Anderson	☐	☐	For
03 Douglas H. Swenson	☐	☐	For
04 Len E. Williams	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here — Please Date Above

Please Sign Here — Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PEOPLE'S UTAH BANCORP

VOTE BY:

INTERNET

Go To
www.proxypush.com/pub
- Cast your vote online.
- View Meeting Documents.

OR

OR

PROXY TABULATOR FOR

PEOPLE'S UTAH BANCORP
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

PEOPLE'S UTAH BANCORPEVENT #CLIENT #PROXY TABULATOR FORPeople’s uta h ba ncorpP.O. BOX 8016CARY, NC 27512-9903The undersigned hereby appoints Rick W. Anderson and Randall D Benson, and each or either of them, as the trueand lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, andeach of them, to vote all the common shares of People’s Utah Bancorp which the undersigned is entitled to voteat said meeting and any adjournment thereof upon the matters specified and upon such other matters as may beproperly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawfulattorneys to vote in their discretion on such other matters as may properly come before the meeting and revokingany proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONIS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THEPROPOSAL IN ITEM 2.All votes must be received by 5:00 P.M., Eastern Time, May 22, 2018.MAILOR • Mark, sign and date your Proxy Card/Voting Instruction Form.• Detach your Proxy Card/Voting Instruction Form.• Return your Proxy Card/Voting Instruction Form in thepostage-paid envelope provided.ORGo Towww.proxypush.com/pub• Cast your vote online.• View Meeting Documents.• Use any touch-tone telephone.• Have your Proxy Card/Voting Instruction Form ready.• Follow the simple recorded instructions.866-221-8481INTERNET TELEPHONEVOTE BY:PEOPLE'S UTAH BANCORPAnnual Meeting of People’s Utah Bancorpto be held on Wednesday, May 23, 2018for Shareholders as of March 29, 2018This proxy is being solicited on behalf of the Board of DirectorsPlease separate carefully at the perforation and return just this portion in the envelope provided.For3: To consider and act upon any other matterswhich may properly come before the meetingor any adjournment thereof.2: To ratify the selection of Moss Adams LLP as the Company’s Independent RegisteredPublic Accounting Firm for the fiscal yearending December 31, 2018.Date: May 23, 2018Time: 8:00 A.M. (MDT)Place: 31 North Church Street, American Fork, UtahAnnual Meeting of People’s uta h ba ncorpPlease Sign Here Please Date AbovePlease Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, allpersons should sign. Trustees, administrators, etc., should include title and authority. Corporationsshould provide full name of corporation and title of authorized officer signing the proxy.Authorized Signatures - This section must becompleted for your Instructions to be executed.ForForForForFor Against AbstainDirectorsRecommendWithholdPlease make your marks like this: Use dark black pencil or pen only01 R. Brent Anderson02 Paul R. Gunther03 Douglas H. Swenson04 Len E. WilliamsBoard of Directors Recommends a Vote FOR proposals 1 and 2.1: Election of Class II DirectorsForCall

To attend the meeting and vote your sharesin person, please mark this box.Proxy — People’s Utah BancorpAnnual Meeting of ShareholdersMay 23, 2018, 8:00 A.M. Mountain Daylight TimeThis Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints Rick W. Anderson and Randall D Benson (the “NamedProxies”) and each of them as proxies for the undersigned, with full power ofsubstitution, to vote the common shares of People’s Utah Bancorp, a Utahcorporation (“the Company”), the undersigned is entitled to vote at the AnnualMeeting of Shareholders of the Company to be held at the 31 North ChurchStreet, American Fork, Utah, on Wednesday, May 23, 2018 at 8:00 A.M. (MDT) and alladjournments thereof.The purpose of the Annual Meeting is to take action on the following:1. Proposal 1 - Election of Class II Directors;2. Proposal 2 - Ratify the Selection of Moss Adams LLP as the Company’sIndependent Registered Public Accounting Firm for the fiscalyear ended December 31, 2018; and3. Transact such other business as may properly come before the AnnualMeeting or any adjournment or postponement of the Annual Meeting.The four directors up for election are: R. Brent Anderson, Paul R. Gunther,Douglas H. Swenson, and Len E. Williams.The Board of Directors of the Company recommends a vote “FOR” all nomineesfor director and “FOR” each proposal.This proxy, when properly executed, will be voted in the manner directedherein. If no direction is made, this proxy will be voted “FOR” all nomineesfor director and “FOR” each proposal. In their discretion, the Named Proxiesare authorized to vote upon such other matters that may properly comebefore the Annual Meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box(SEE REVERSE SIDE) but you need not mark any box if you wish to votein accordance with the Board of Directors’ recommendation. The NamedProxies cannot vote your shares unless you sign and return this card.Please separate carefully at the perforation and return just this portion in the envelope provided.